Exhibit 10.10

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of January 13, 2012 by and between Infor Global Solutions (Michigan), Inc., a Michigan corporation (the “Company”), and Stephan Scholl (“Executive”). Each of the Company and Executive is hereinafter occasionally referred to individually as a “Party,” and, collectively, as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement (as defined below).

BACKGROUND

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of December 1, 2010 (the “Agreement”);

WHEREAS, the Parties desire to amend certain sections of the Agreement as set forth in this Amendment; and

WHEREAS, pursuant to Section 19 of the Agreement, any amendment of the provisions of the Agreement must be approved in writing by each of the Parties.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties agree as follows:

AGREEMENT

SECTION 1. Amendments to Agreement. Section 3(f) of the Agreement shall hereby be amended and restated in its entirety as follows:

(f) Executive is hereby granted the right (the “Restricted Equity Right”) to receive, subject to the requirements of this Section 3(f), (i) restricted common equity of the Public Entity with a market value equal to $5,000,000 upon the date on which the first IPO occurring after the date hereof is consummated (the “IPO Equity Grant”) and (ii) restricted common equity of the Public Entity with a market value equal to $5,000,000 upon the first anniversary of the consummation of such IPO (the “First Anniversary Equity Grant”). The restricted common equity issued pursuant to the Restricted Equity Right shall be subject to a four-year vesting period applicable to each issuance measured from the date of such issuance, with 25% of each issuance to vest on each anniversary of each such issuance; it being agreed that upon Executive’s termination of employment, any portion of the Restricted Equity Right previously issued to Executive which is not then vested shall be forfeited to the Public Entity at no cost to the Public Entity. The Restricted Equity Right will become vested and the restricted common equity will be issued only if Executive is, and has been, continuously employed by the Company or its Subsidiaries from the Effective Date through the date of the consummation of an IPO in the case of the IPO Equity Grant and the first anniversary of the consummation of such IPO in the case of the First Anniversary Grant. Notwithstanding anything in this Agreement to the contrary, if Executive is not continuously employed by the Company or its Subsidiaries from and after the Effective Date through the date of an IPO or the first anniversary of an IPO, Executive’s right to receive the IPO Equity Grant and the First Anniversary Equity Grant, respectively, will expire and be forfeited upon the termination of the Employment Period and any then remaining unissued portion of the Restricted Equity Right will not thereafter be issued to Executive under any circumstance. An “IPO” means any underwritten initial public offering of the common stock of Parent or any of its subsidiaries (such company, the “Public Entity”) pursuant to an effective registration statement filed under the Securities Act of 1933, as amended. The market value of the IPO Equity Grant shall be equal to the price at which such common stock is sold to the public in such IPO. The market value of the First Anniversary Equity Grant shall be equal to the average closing price of such common stock as of the 20 trading days immediately prior to the applicable anniversary of the IPO. Promptly following the issuance of the IPO Equity Grant and the First Anniversary Grant, as applicable, the Company shall cause the Public Entity to use commercially reasonable efforts to register the restricted common stock issued pursuant thereto on a Form S-8 (or other appropriate registration form) to enable Executive to offer and sell any vested common stock received pursuant to the IPO Equity Grant and the First Anniversary Grant pursuant to such registration statement, and provided that the Public Entity remains subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, such registration statement shall be kept effective for so long as Executive continues to hold any of the common stock included in any such grant.

SECTION 2. Reference to and Effect on the Agreement. Except as expressly modified by SECTION 1 of this Amendment, the Agreement shall continue and remain in full force and effect in accordance with its terms. All references to the Agreement shall hereafter mean the Agreement as amended by this Amendment.

SECTION 3. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Georgia, without giving effect to the conflict of laws rules thereof.

SECTION 4. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts and delivered via facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed with effect as of the date above first written.

INFOR GLOBAL SOLUTIONS (MICHIGAN), INC.

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Its:	President

/s/ Stephan Scholl
STEPHAN SCHOLL

{Amendment to Scholl Employment Agreement}